Exhibit 99.1

Stitch Fix Announces Second Quarter of Fiscal Year 2024 Financial Results

SAN FRANCISCO, March 4, 2024 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the trusted online personal styling service, today announced its financial results for the second quarter of fiscal 2024, ended January 27, 2024.
“The original Stitch Fix vision, to create an easier and more enjoyable way for people to shop for clothing and accessories, remains both relevant and compelling,” said Matt Baer, Chief Executive Officer. “Our transformation efforts are grounded in fully realizing that vision and include both strengthening the foundation of our company and reimagining our client experience. I am encouraged by the progress we continue to make and am confident we have the right strategic priorities in place to set us up to drive sustainable, profitable growth.”
During the first quarter of fiscal 2024, we ceased operations of our UK business and met the accounting requirements for reporting the UK business as a discontinued operation. Accordingly, our condensed consolidated financial statements reflect the results of the UK business as a discontinued operation for all periods presented. Unless otherwise noted, amounts and disclosures below relate to our continuing operations.
Second Quarter Fiscal 2024 Key Metrics and Financial Highlights
•Net revenue from continuing operations of $330.4 million, a decrease of 18% year-over-year.
•Active clients from continuing operations of 2,805,000, a decrease of 184,000, or 6%, quarter-over-quarter; and a decrease of 572,000, or 17%, year-over-year.
•Net revenue per active client (“RPAC”) from continuing operations of $515, a decrease of 3% year-over-year.
•Gross margin of 43.4%, an increase of 250 basis points year-over-year, which reflects improved inventory health and transportation leverage.
•Net loss from continuing operations of $35.0 million and diluted loss per share from continuing operations of $0.29.
•Adjusted EBITDA from continuing operations of $4.4 million, which reflects continued cost management discipline.
•Free cash flow from continuing operations was negative $26.1 million in the second fiscal quarter, as expected, due to the timing of receipts related to our inventory purchases in the first fiscal quarter.
•We ended the quarter with $229.8 million of cash, cash equivalents, and investments attributable to continuing operations; and no bank debt.
Financial Outlook
Our financial outlook for our continuing operations for the third quarter of fiscal 2024 ending April 27, 2024 is as follows:

Q3 2024
Net Revenue from Continuing Operations	$300 million - $310 million	(22)% - (19)% YoY
Adjusted EBITDA from Continuing Operations	$(5) million - $0 million	(2)% - 0% margin
Our fiscal year is a 52-week or 53-week period ending on the Saturday closest to July 31. The fiscal year 2023 was a 52-week year and the fiscal year 2024 is a 53-week year, with the extra week occurring in the fourth quarter ending August 3, 2024.
Our financial outlook for our continuing operations for fiscal year 2024, which includes the 53rd week, is as follows:

Fiscal Year 2024
Net Revenue from Continuing Operations	$1.29 billion - $1.32 billion	(19)% - (17)% YoY
(20)% - (18)% YoY adjusted to a 52-week period (1)
Adjusted EBITDA from Continuing Operations	$10 million - $20 million	1% - 2% margin

(1) Full fiscal year 2024 net revenue from continuing operations has been adjusted to remove the impact of the 53rd week for year-over-year comparative purposes.

Stitch Fix has not reconciled its Adjusted EBITDA from continuing operations outlook to GAAP net income (loss) from continuing operations because it does not provide an outlook for GAAP net income (loss) from continuing operations due to the uncertainty and potential variability of restructuring and other one-time costs related to continuing operations, net other income (expense), provision for income taxes, and stock-based compensation expense, which are reconciling items between Adjusted EBITDA from continuing operations and GAAP net income (loss) from continuing operations. Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss) from continuing operations. For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.
Conference Call and Webcast Information
Matt Baer, Chief Executive Officer of Stitch Fix, and David Aufderhaar, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast of the call will be accessible on the investor relations section of the Stitch Fix website at https://investors.stitchfix.com.
To access the call by phone, please register at the following link:
Dial-In Registration: https://register.vevent.com/register/BI1f5c9a29143e4a63b5771ac3029eab2d
Upon registration, telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the webcast will also be available for a limited time at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix combines the human touch of expert stylists with the precision of advanced data science to make online personal styling accessible to everyone. Stitch Fix helps millions of clients across the United States find clothing and accessories they love through a unique model that can extend far beyond the closet to define the future of shopping. For more, visit https://www.stitchfix.com.
Forward-Looking Statements
This press release, the related conference call, and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and metrics for the third quarter and full fiscal year of 2024; that the execution of our strategy and priorities will enable us to achieve long-term, sustainable, and profitable growth and positive free cash flow; our ability to strengthen the foundation of our business across all disciplines and embed retail best practices across the enterprise; that the re-imagining the client experience will help us attract and engage the right customers, drive higher lifetime value, and will lead to long-term growth; that our initiatives to strengthen the foundation of our business will provide the opportunity for us to realize additional efficiencies in our operations; our ability to further strengthen our private brand portfolio by making enhancements to our existing brands and introducing new ones; our ability to introduce a new onboarding experience that will be a more dynamic and interactive way for clients to begin their relationship with us; our ability to deepen engagement by developing new ways to inspire and empower clients and by enabling more direct ways to connect with our stylists; our ability to achieve our plans to significantly evolve the Stitch Fix client experience; that actions we took in the second quarter, include negotiating cost savings throughout our business, optimizing our carrier mix, implementing efficiency measures, and ensuring we have the right organizational structure in place, will enable our future success; that there are additional opportunities for us to operate more efficiently and drive more leverage in both our fixed and variable cost structures; and our expectations regarding free cash flow, gross margin, inventory levels, and advertising spend. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory levels and management; risks related to our supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; our ability to forecast our future operating results; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 29, 2023. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	January 27, 2024	July 29, 2023
Assets
Current assets:
Cash and cash equivalents	$227,503	$239,437
Short-term investments	2,321	18,161
Inventory, net	126,033	130,548
Prepaid expenses and other current assets	21,161	27,692
Current assets, discontinued operations	953	9,623
Total current assets	377,971	425,461
Property and equipment, net	63,522	79,757
Operating lease right-of-use assets	93,616	104,533
Other long-term assets	2,909	2,681
Long-term assets, discontinued operations	298	2,046
Total assets	$538,316	$614,478
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$74,303	$96,730
Operating lease liabilities	27,086	28,210
Accrued liabilities	75,694	69,893
Gift card liability	11,357	10,328
Deferred revenue	9,765	11,366
Other current liabilities	9,154	8,802
Current liabilities, discontinued operations	2,062	12,782
Total current liabilities	209,421	238,111
Operating lease liabilities, net of current portion	111,936	125,418
Other long-term liabilities	3,688	3,639
Total liabilities	325,045	367,168
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	653,170	615,236
Accumulated other comprehensive income (loss)	(432)	527
Accumulated deficit	(409,427)	(338,413)
Treasury stock at cost	(30,042)	(30,042)
Total stockholders’ equity	213,271	247,310
Total liabilities and stockholders’ equity	$538,316	$614,478

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	January 27, 2024	January 28, 2023	January 27, 2024	January 28, 2023
Revenue, net	$330,402	$400,622	$695,187	$844,363
Cost of goods sold	186,922	236,866	392,604	493,297
Gross profit	143,480	163,756	302,583	351,066
Gross margin	43.4%	40.9%	43.5%	41.6%
Selling, general, and administrative expenses	181,518	227,038	369,282	462,884
Operating loss	(38,038)	(63,282)	(66,699)	(111,818)
Interest income	2,673	632	4,921	1,380
Other income (expense), net	578	(663)	989	(840)
Loss before income taxes	(34,787)	(63,313)	(60,789)	(111,278)
Provision for income taxes	169	131	338	318
Net loss from continuing operations	(34,956)	(63,444)	(61,127)	(111,596)
Net loss from discontinued operations, net of income taxes	(568)	(2,127)	(9,887)	(9,893)
Net loss	$(35,524)	$(65,571)	$(71,014)	$(121,489)
Other comprehensive income (loss):
Change in unrealized loss on available-for-sale securities, net of tax	49	941	170	755
Foreign currency translation	—	2,501	(1,129)	889
Total other comprehensive income (loss), net of tax	49	3,442	(959)	1,644
Comprehensive loss	$(35,475)	$(62,129)	$(71,973)	$(119,845)
Loss per share from continuing operations, attributable to common stockholders:
Basic	$(0.29)	$(0.56)	$(0.52)	$(0.99)
Diluted	$(0.29)	$(0.56)	$(0.52)	$(0.99)
Loss per share from discontinued operations, attributable to common stockholders:
Basic	$0.00	$(0.02)	$(0.08)	$(0.09)
Diluted	$0.00	$(0.02)	$(0.08)	$(0.09)
Loss per share attributable to common stockholders:
Basic	$(0.30)	$(0.58)	$(0.60)	$(1.07)
Diluted	$(0.30)	$(0.58)	$(0.60)	$(1.07)
Weighted-average shares used to compute loss per share attributable to common stockholders:
Basic	119,045,026	113,928,081	117,845,093	113,143,991
Diluted	119,045,026	113,928,081	117,845,093	113,143,991

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Six Months Ended
	January 27, 2024	January 28, 2023
Cash Flows from Operating Activities from Continuing Operations
Net loss from continuing operations	$(61,127)	$(111,596)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities from continuing operations:
Change in inventory reserves	(5,137)	(6,170)
Stock-based compensation expense	40,967	56,391
Depreciation and amortization	26,593	21,464
Asset impairment	—	16,874
Other	(1,353)	1,067
Change in operating assets and liabilities:
Inventory	9,652	44,912
Prepaid expenses and other assets	6,678	7,279
Income tax receivables	—	26,640
Operating lease right-of-use assets and liabilities	(3,689)	39
Accounts payable	(22,463)	(36,328)
Accrued liabilities	8,315	(3,306)
Deferred revenue	(1,601)	(999)
Gift card liability	1,028	1,934
Other liabilities	401	2,582
Net cash provided by (used in) operating activities from continuing operations	(1,736)	20,783
Cash Flows from Investing Activities from Continuing Operations
Proceeds from sale of property and equipment	21	—
Purchases of property and equipment	(7,427)	(11,398)
Purchases of securities available-for-sale	—	(258)
Sales of securities available-for-sale	—	4,145
Maturities of securities available-for-sale	15,970	11,210
Net cash provided by investing activities from continuing operations	8,564	3,699
Cash Flows from Financing Activities from Continuing Operations
Proceeds from the exercise of stock options, net	—	154
Payments for tax withholdings related to vesting of restricted stock units	(8,342)	(6,794)
Other	(388)	(117)
Net cash used in financing activities from continuing operations	(8,730)	(6,757)
Net increase (decrease) in cash and cash equivalents from continuing operations	(1,902)	17,725
Cash Flows from Discontinued Operations
Net cash used in operating activities from discontinued operations	(9,311)	(9,723)
Net cash used in investing activities from discontinued operations	—	(489)
Net cash used in financing activities from discontinued operations	(171)	(175)
Net decrease in cash and cash equivalents from discontinued operations	(9,482)	(10,387)
Effect of exchange rate changes on cash and cash equivalents	(550)	706
Net increase (decrease) in cash and cash equivalents	(11,934)	8,044
Cash and cash equivalents at beginning of period	239,437	130,935
Cash and cash equivalents at end of period	$227,503	$138,979
Supplemental Disclosure
Cash paid for income taxes	$1,233	$178
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$897	$1,430
Capitalized stock-based compensation	$2,568	$3,409

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA from continuing operations (“Adjusted EBITDA”) is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between continuing operations of companies. We believe free cash flow from continuing operations (“Free Cash Flow”) is an important metric because it represents a measure of how much cash from continuing operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•Adjusted EBITDA excludes interest income and net other (income) expense as these items are not components of our core business;
•Adjusted EBITDA does not reflect our provision for income taxes, which may increase or decrease cash available to us;
•Adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•Adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;
•Adjusted EBITDA excludes costs incurred related to discrete restructuring plans and other one-time costs attributable to our continuing operations that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe exclusion of these items facilitates a more consistent comparison of operating performance over time, however these costs do include cash outflows; and
•Free Cash Flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define Adjusted EBITDA as net loss from continuing operations excluding interest income, net other (income) expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, and restructuring and other one-time costs related to our continuing operations. The following table presents a reconciliation of net loss from continuing operations, the most comparable GAAP financial measure, to Adjusted EBITDA for each of the periods presented:

	For the Three Months Ended		For the Six Months Ended
(in thousands)	January 27, 2024	January 28, 2023	January 27, 2024	January 28, 2023
Net loss from continuing operations	$(34,956)	$(63,444)	$(61,127)	$(111,596)
Add (deduct):
Interest income	(2,673)	(632)	(4,921)	(1,380)
Other (income) expense, net	(578)	663	(989)	840
Provision for income taxes	169	131	338	318
Depreciation and amortization (1)	9,401	9,559	18,840	19,088
Stock-based compensation expense	21,065	25,262	40,967	56,391
Restructuring and other one-time costs (2)	12,019	34,742	19,969	40,897
Adjusted EBITDA	$4,447	$6,281	$13,077	$4,558

(1) For the three and six months ended January 27, 2024, depreciation and amortization excluded $3.4 million and $7.6 million reflected in “Restructuring and other one-time costs.” For the three and six months ended January 28, 2023, depreciation and amortization excluded $1.8 million reflected in “Restructuring and other one-time costs.”
(2) For the three and six months ended January 27, 2024, restructuring charges were $8.4 million and $16.3 million and other one-time costs were $3.6 million in one-time professional services fees. For the three and six months ended January 28, 2023, restructuring charges were $34.6 million and $35.5 million and other one-time costs were $0.1 million and $5.4 million in retention bonuses for continuing employees.

Free Cash Flow
We define Free Cash Flow as net cash flows provided by (used in) operating activities from continuing operations, reduced by purchases of property and equipment that are included in cash flows from investing activities from continuing operations. The following table presents a reconciliation of net cash flows provided by (used in) operating activities from continuing operations, the most comparable GAAP financial measure, to Free Cash Flow for each of the periods presented:

	For the Three Months Ended		For the Six Months Ended
(in thousands)	January 27, 2024	January 28, 2023	January 27, 2024	January 28, 2023
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities from continuing operations	$(22,295)	$22,357	$(1,736)	$20,783
Deduct:
Purchases of property and equipment from continuing operations	(3,774)	(5,510)	(7,427)	(11,398)
Free Cash Flow	$(26,069)	$16,847	$(9,163)	$9,385
Net cash provided by (used in) investing activities from continuing operations	$(624)	$5,700	$8,564	$3,699
Net cash used in financing activities from continuing operations	$(4,622)	$(2,976)	$(8,730)	$(6,757)
Operating Metrics

(in thousands)	January 27, 2024	October 28, 2023	July 29, 2023	April 29, 2023	January 28, 2023
Active clients	2,805	2,989	3,121	3,288	3,377
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item via Freestyle in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Women’s, Men’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period. Net revenue per active client was $515 and $530 as of January 27, 2024, and January 28, 2023, respectively.

Supplemental Unaudited Financial Information

During the first quarter of fiscal 2024, we ceased operations of our UK business and met the accounting requirements for reporting the UK business as a discontinued operation. In order to assist investors in understanding the Company’s historical continuing operations financial results, the following table provides unaudited continuing operations statement of operations and reconciliation of net loss from continuing operations to Adjusted EBITDA for the trailing six fiscal quarters.

Supplemental Continuing Operations Statement of Operations

	For the Three Months Ended
(in thousands)	January 27, 2024	October 28, 2023	July 29, 2023	April 29, 2023	January 28, 2023	October 29, 2022

Revenue, net	$330,402	$364,785	$364,739	$383,419	$400,622	$443,741
Cost of goods sold	186,922	205,682	203,867	219,744	236,866	256,431
Gross profit	143,480	159,103	160,872	163,675	163,756	187,310
Selling, general, and administrative expenses	181,518	187,764	183,815	184,195	227,038	235,846
Operating loss	(38,038)	(28,661)	(22,943)	(20,520)	(63,282)	(48,536)
Interest income	2,673	2,248	2,027	2,434	632	748
Other income (expense), net	578	411	1,018	(203)	(663)	(177)
Loss before income taxes	(34,787)	(26,002)	(19,898)	(18,289)	(63,313)	(47,965)
Provision for income taxes	169	169	421	132	131	187
Net loss from continuing operations	$(34,956)	$(26,171)	$(20,319)	$(18,421)	$(63,444)	$(48,152)

Diluted loss per share from continuing operations, attributable to common stockholders:	$(0.29)	$(0.22)	$(0.17)	$(0.16)	$(0.56)	$(0.43)
Diluted weighted-average shares used to compute loss per share attributable to common stockholders:	119,045,026	116,645,160	117,006,653	115,445,285	113,928,081	112,359,901

Supplemental Adjusted EBITDA

	For the Three Months Ended
(in thousands)	January 27, 2024	October 28, 2023	July 29, 2023	April 29, 2023	January 28, 2023	October 29, 2022

Net loss from continuing operations	$(34,956)	$(26,171)	$(20,319)	$(18,421)	$(63,444)	$(48,152)
Add (deduct):
Interest income	(2,673)	(2,248)	(2,027)	(2,434)	(632)	(748)
Other income (expense), net	(578)	(411)	(1,018)	203	663	177
Provision for income taxes	169	169	421	132	131	187
Depreciation and amortization (1)	9,401	9,439	9,633	9,654	9,559	9,529
Stock-based compensation	21,065	19,902	23,649	22,032	25,262	31,129
Restructuring and other one-time costs	12,019	7,950	2,765	2,080	34,742	6,155
Adjusted EBITDA	$4,447	$8,630	$13,104	$13,246	$6,281	$(1,723)

(1) Depreciation and amortization excluded amounts reflected in “Restructuring and other one-time costs.”

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com